UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012 (March 20, 2012)

REGENCY ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 20, 2012, Regency Energy Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters named therein, with respect to the sale by the Partnership of an aggregate of 11,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $24.47 per Common Unit ($23.52 per Common Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,650,000 Common Units to cover over-allotments, which option was exercised in full on March 21, 2012. The offer and sale of the Common Units have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-163424) of the Partnership, as supplemented by the Preliminary Prospectus Supplement dated March 19, 2012 and the Prospectus Supplement dated March 20, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on March 19, 2012 and March 20, 2012, respectively. The Partnership intends to use the net proceeds from the sale of the Common Units, including the proceeds from the exercise of the Underwriters’ option to purchase additional Common Units, to repay borrowings outstanding under its revolving credit facility and to redeem up to 35% in aggregate principal amount of its outstanding 9.375% Senior Notes due 2016 and to pay estimated premiums, expenses and accrued interest relating thereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, including obligations of the Partnership to indemnify the Underwriters for certain liabilities under the Securities Act. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Relationships

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. In particular, affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and UBS Securities LLC are lenders under the Partnership’s revolving credit facility and, as such, will receive a portion of the proceeds from the offering pursuant to the repayment of borrowings under such facility.

Item 7.01. Regulation FD Disclosure.

On March 20, 2012, the Partnership issued a press release announcing that it had priced the offering of the Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

1.1*	Underwriting Agreement dated as of March 20, 2012 among Regency Energy Partners LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters.

5.1*	Opinion of Latham & Watkins LLP regarding the validity of the securities.

8.1*	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

99.1*	Press Release dated March 20, 2012 announcing the pricing of the offering of the Common Units.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regency Energy Partners LP

	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

Date: March 23, 2012	By:	/s/ Paul M. Jolas
Paul M. Jolas
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1*	Underwriting Agreement dated as of March 20, 2012 among Regency Energy Partners LP and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and UBS Securities LLC, as representatives of the several underwriters.

5.1*	Opinion of Latham & Watkins LLP regarding the validity of the securities.

8.1*	Opinion of Latham & Watkins LLP relating to tax matters.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

99.1*	Press Release dated March 20, 2012 announcing the pricing of the offering of the Common Units.

* Filed herewith